Exhibit 10.1
THE TJX COMPANIES, INC.
STOCK INCENTIVE PLAN

DEFERRED STOCK AWARD FOR DIRECTORS

This certificate evidences the award (the “Award”) made automatically to the non-employee director named below (the “Director”) on [ ] (the “Grant Date”) under Section 7(e) of the Stock Incentive Plan (the “Plan”) of The TJX Companies, Inc. (the “Company”). The Award is subject to the terms and conditions of the Plan as from time to time amended, the provisions of which are incorporated by reference in this certificate. Terms defined in the Plan are used in this certificate as so defined.

1. AWARD RECIPIENT: [ ]
2. NATURE OF AWARD: The Award consists of two parts: an “Annual Deferred Stock Award” and an “Additional Deferred Stock Award” as those terms are defined in the Plan (hereinafter, the “Annual Award” and “Additional Award,” respectively). The Company agrees to credit to an unfunded account maintained on the books of the Company (the “Account”), in respect of each such portion of the Award, the number of shares of Stock specified in Section 3 plus such additional number of shares as may be determined under Section 4. The number of shares credited to the Account and not forfeited, rounded up to the nearest whole share, shall be transferred to the Director (or, in the event of the Director’s death, to the Director’s beneficiary designated prior to death in a manner acceptable to the Company, or, if no such beneficiary has been so designated, to the Director’s estate) (such designated beneficiary or the estate, as the case may be, being herein referred to as the Director’s “Beneficiary”) in accordance with and subject to the terms and conditions of the Plan and the Award. The Award is unfunded and unsecured, and the Director’s rights to any Stock hereunder shall be no greater than those of an unsecured general creditor of the Company. The Award may not be assigned, transferred, pledged, hypothecated or otherwise disposed of, except for disposition at death as provided above. The Award does not entitle the Director to any rights as a shareholder with respect to any shares of Stock subject to the Award, unless and until such shares of Stock have been transferred to the Director. The Award is intended to constitute a “non-qualified deferred compensation” arrangement that satisfies the requirements of Section 409A of the Code, and shall be construed accordingly.

3. INITIAL CREDITS TO ACCOUNT: The number of shares of Stock to be credited to the Account, subject in each case to the terms and conditions of the Plan and the Award, is as follows:

(a) Under the Annual Award portion of the Award, [ ] shares shall be credited to the Account on the Grant Date. The portion of the Account reflecting this Annual Award credit is hereinafter referred to as the “Annual Award Sub-Account.”

(b) Under the Additional Award portion of the Award, [ ] shares shall also be credited to the Account. The portion of the Account reflecting this Additional Award credit is hereinafter referred to as the “Additional Award Sub-Account.”

4. DIVIDEND AWARDS: As of (a) the date of each Annual Meeting of the shareholders of the Company and (b), solely with respect to any vested portion of this Award that is scheduled for delivery on a date (other than the date of an Annual Meeting) in connection with or following the termination of the Director’s service with the Board, the date of such delivery (each such relevant date, a “dividend crediting date”) there shall be credited to each of the Annual Award Sub-Account (or portion thereof, as applicable) and the Additional Award Sub-Account (or portion thereof, as applicable) the number of additional shares of Stock equal to (x) plus (y), divided by (z), where:

(x)is the product obtained by multiplying (i) the number of shares then allocated to the Annual Award Sub-Account or the Additional Award Sub-Account, as the case may be, (disregarding in each case, for purposes of this clause (x), any shares credited to such Sub-Account since the date of the immediately preceding Annual Meeting) by (ii) the aggregate per-share amount of dividends for which the record date occurred since the date of the immediately preceding Annual Meeting;

(y)is the product obtained by multiplying (i) the number of shares first credited to the Annual Award Sub-Account or the Additional Award Sub-Account, as the case may be, since the date of the immediately preceding Annual Meeting but prior to such dividend crediting date by (ii) the aggregate per-share amount of dividends for which the record date occurred since the date that such shares were credited to such Account; and

(z)is the Fair Market Value of one share of Stock on such dividend crediting date.

For the avoidance of doubt, Dividend Awards shall be credited only to the extent the Award is outstanding (or scheduled to be delivered) as of the dividend crediting date.

5. VESTING: The Director’s Annual Award Sub-Account shall be fully vested at all times. The Director’s Additional Award Sub-Account shall vest on the date immediately preceding the date of the Annual Meeting next succeeding the Grant Date (if the Director is then a member of the Board) or, if earlier and if Section 6 is relevant in the circumstances, the date specified in Section 6. Immediately upon the Director’s ceasing to be a member of the Board for any reason, any portion of the Director’s Account that was not then vested (determined after taking into account any accelerated vesting pursuant to Section 6 but otherwise before taking into account any amounts credited under Section 4(b) above as of such date) shall be forfeited.

6. CHANGE OF CONTROL. Upon the occurrence of a Change of Control, the provisions of this Section 6 shall apply to any portion of the Director’s Additional Award Sub-Account not then vested and not previously forfeited, notwithstanding any other provision of the Award to the contrary:

(a) Upon consummation of the Change of Control whenever occurring, if the Committee does not provide for a rollover award as described in 6(b) below, any unvested portion of the Director’s Additional Award Sub-Account shall automatically and immediately vest in full.

(b) The Committee may, but shall not be required to, provide in connection with the Change of Control that, in lieu of the acceleration described in Section 6(a) above, the service-based vesting condition described in Section 5 above applicable to the Director’s Additional Award Sub-Account immediately prior to consummation of the Change of Control shall continue to apply (with such appropriate adjustments as the Committee may determine) from and after the Change of Control to such Additional Award Sub-Account or to any stock, cash or other property into which such Additional Award is converted or for which it is exchanged in connection with the Change of Control (the Additional Award Sub-Account or any such stock, cash or other property, a “rollover award”); provided, that vesting of the Director’s unvested rollover award shall accelerate fully in the event the director is involuntarily terminated for any reason (other than cause) prior to satisfaction of such service-based vesting condition. In any case where this Section 6(b) applies, all references in this award to “Additional Award Sub-Account” shall be construed, where appropriate, by reference to any rollover award as defined above. In any case where this Section 6(b) applies, references in the Award to “Stock” shall be deemed to include the stock, cash or other property that is subject to the applicable rollover award.

(c) Subject to the continuing vesting condition provisions of Section 6(b) above, the provisions of this Section 6 shall be applied on a basis that enables the Director to participate, as applicable, as a shareholder (with respect to any portion of the Additional Award held by the Director immediately prior to the Change of Control) on the same basis as other holders of Stock.

All references to the Committee in this Section 6 shall be construed to refer to the Committee as constituted and acting prior to consummation of the Change of Control. For the avoidance of doubt, no Committee action permitted by this Section 6 will be treated as an action requiring the Director’s consent under Section 10 of the Plan.

7. ANNUAL AWARD SUB-ACCOUNT – DATE OF DELIVERY: Shares of Stock equal in number to the shares credited to the Director’s Annual Award Sub-Account (rounded up to the nearest whole share) shall be transferred by the Company to the Director (or, in the event of the Director’s death, to the Director’s Beneficiary) as soon as practicable after and in all events within [ ] business days after the date on which the Director ceases for any reason to be a member of the Board; provided that if the Director has timely elected a deferral of any portion of the Annual Award Sub-Account, such portion shall instead be delivered in accordance with Section 9; and further provided, that in the event of an earlier Change of Control, such shares of Stock shall instead be delivered to the Director (or, in the event of the Director’s death, to the Director’s Beneficiary), immediately prior to the Change of Control.

8. ADDITIONAL AWARD SUB-ACCOUNT – DATE OF DELIVERY: Shares of Stock equal in number to the shares credited to the Director’s Additional Award Sub-Account (rounded up to the nearest whole share) shall be transferred by the Company to the Director (or, in the event of the Director’s death, to the Director’s beneficiary) as soon as practicable after and in all events within [ ] business days after the date of vesting determined pursuant to Sections 5 and 6 above; provided, that if the Director has timely elected a deferral of any portion of the Additional Award Sub-Account, such portion (if vested) shall instead be delivered in accordance with Section 9.

9. ELECTION TO DEFER: The Director may elect to have delivery of shares of Stock credited to the Annual Award Sub-Account deferred to such time or times following the termination of the Director’s service with the Company in accordance with and subject to such terms as may be prescribed by the Administrator; or to have delivery of the vested balance, if any, of the Additional Award Sub-Account made at the same time as the Annual Award Sub-Account (whether pursuant to Section 7 or this Section 9) in lieu of the delivery terms described in Section 8. Any such election must be made no later than December 31 of the calendar year preceding the calendar year in which such Award is granted or at such other time as is necessary to satisfy the requirements of Section 409A, as determined by the Administrator. Each such election shall be in a form acceptable to the Administrator.

10. ADJUSTMENTS: The Award and the shares of Stock subject to the Award are subject to adjustment as provided in Section 3 of the Plan.

11. WITHHOLDING: The Director or Beneficiary, as applicable, shall be responsible for satisfying and paying all taxes arising from or due in connection with the Award, and the Company shall have no liability or obligation related to the foregoing; provided, however, that if the Company determines that any taxes are required to be withheld in connection with the Award, the Company may require the Director or Beneficiary to pay such taxes timely in cash by separate payment, may withhold the required taxes from other amounts payable to Grantee or Beneficiary, or may agree with the Director or Beneficiary on other arrangements for the payment of such taxes, all as the Company determines in its discretion.

12. SECTION 83(b) NOT APPLICABLE: Because the Award does not give to the Directors a present ownership right in any Stock, but only a conditional right to acquire shares of Stock in the future, the Director shall not be entitled to make a so-called “83(b) election” with respect to the shares of Stock subject to the Award.

THE TJX COMPANIES, INC.